For Office Use Only

Email: Business@wyo.gov

Profit Corporation

Articles of Amendment

1. Corporation name:

RealEstate Pathways, Inc.

2. Article(s)       1      , is amended as follows:

Corporation name: NOHO, Inc.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A.

4. The amendment was adopted on   01/02/2013
                (Date- mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

N/A

P-Amendment- Revised 1112012

For Office Use Only

Email: Business@wyo.gov

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

The amendment was duly approved by the stockholders holding 93.26% of the issued and outstanding common stock.

Signature:=====================================

Print Name:   John Grdina

Date: 01/02/2013
   (mm/dd/yyyy)

Title: President

Contact Person: ___________________________________

Daytime Phone Number: (619) 704-1310

Checklist
□Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State.

□The Articles of Amendment  may be executed by the Chairman of the Board, President or another of its officers.

□Please submit one originally signed document and one exact photocopy of the filing.

P-Amendment- Revised 1112012

STATE OF WYOMING

Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE Current Name: NOHO, Inc.

Old Name: RealEstate Pathways, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 9th day of January, 2013.

       By: Jessica Baldwin